Confidential | for discussion purposes only GOLUB CAPITAL BDC 4, INC. EARNINGS PRESENTATION QUARTER ENDED DECEMBER 31, 2024

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GBDC 4 generated an annualized net income return on equity1 of 12.2% during the quarter ended December 31, 2024. – GBDC 4 has achieved an inception-to-date IRR2 on NAV of 16.2% through December 31, 2024. – For the quarter ended December 31, 2024, we made new investment commitments of $261.4 million and the fair value of investments as of December 31, 2024 was $1,532.7 million. Overall, total investments in portfolio companies at fair value increased by $221.7 million or 16.9%. – The annualized investment income yield3 for the three months ended December 31, 2024 was 10.9%, a decrease from 12.0% for the three months ended September 30, 2024. – Strong credit performance; over 99% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of December 31, 2024 and there were no portfolio company investments on non-accrual. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending December 31, 2024. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.

Financial Highlights

(Dollar amounts in 000s, except per share data)

Selected Financial Highlights	Quarter Ended December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net income (loss)	$10,009	$19,581	$18,096	$21,274	$20,292
Net investment income	8,913	13,393	13,003	19,138	18,182
Net realized/unrealized gain (loss)	1,096	6,188	5,093	2,136	2,110
Distributions declared	10,009	19,581	18,096	21,274	20,292

Per Share[1] and Return on Equity[2] Statistics	Quarter Ended December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Earnings (loss) per weighted average share	$0.61	$0.84	$0.63	$0.54	$0.46
Net investment income per weighted average share	0.54	0.58	0.45	0.48	0.41
Accrual (reversal) for capital gain incentive fee per weighted average share	—	—	0.04	(0.01)	0.01
Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share[3]	0.54	0.58	0.49	0.47	0.42
Net realized/unrealized gain (loss) per weighted average share	0.07	0.26	0.18	0.06	0.05
Annualized return on equity – net income[4]	16.2%	22.7%	16.9%	14.3%	12.2%
Quarterly return on equity – net income (loss)[5]	4.1%	5.7%	4.2%	3.6%	3.1%
Net asset value	$15.00	$15.00	$15.00	$15.00	$15.00

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable for the period ended December 31, 2024, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
4. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
5. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

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5 Portfolio Highlights - New Originations Quarter Ended December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 Select Portfolio Funds Roll Data (in millions) New Investment Commitments $488.4 $224.1 $418.2 $208.2 $261.4 Exits and Sales of Investments 0.5 3.2 3.1 29.5 6.5 Net Funds Growth1 327.6 174.7 309.2 180.6 221.7 Asset Mix of New Investments Senior Secured 5% 1% 0%* 1% 3% One Stop 95% 99% 97% 97% 96% Junior Debt2 0%* 0%* 2% 0%* —% Equity and Other Investments 0%* 0%* 1% 2% 1% Portfolio Rotation - Debt Investments Weighted average rate on new investments3 11.2% 10.8% 10.6% 9.9% 9.3% Weighted average spread over the applicable base rate of new floating rate investments4 5.9% 5.6% 5.4% 5.2% 5.0% Weighted average interest rate on investments that paid-off 11.7% 11.8% 11.4% 11.2% 10.4% Weighted average fees on new investments 1.3% 1.1% 0.8% 0.9% 0.9% * Represents an amount less than 1% 1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net funding on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc. 2. Junior Debt is comprised of subordinated debt and second lien loans. 3. Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a Secured Overnight Financing Rate (“SOFR”), Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a SOFR and Prime rate option, the contractual rate is calculated using current SOFR at the time of funding, the spread over SOFR and the impact of any SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate. 4. Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a SOFR and Prime rate option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used. – Total investments at fair value increased by approximately 16.9%, or $221.7 million, during the three months ended December 31, 2024. – Total investments in portfolio companies at fair value was $1.5 billion at December 31, 2024.

6 $15.00 $0.41 ($0.47) $0.00* $0.05 $0.01 $15.00 September 30, 2024 NAV Net Investment Income Dividends Recorded in December 31, 2024 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Other² December 31, 2024 NAV NAV Per Share Bridge GBDC 4 Generated Strong NII and Net Gains, Resulting in 12.2% Annualized Return to Shareholders1 Net Realized & Unrealized Gain: $0.05 * Represents an amount less than $0.01 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding as of the dividend record date.

7 Portfolio Highlights - Portfolio Diversity as of December 31, 2024 Portfolio Composition by Seniority 1% 0%* 96% 3% 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Investment Portfolio $1,533MM | 165 Portfolio Companies | Average Size 0.6% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity 99% First Lien Diversification by Portfolio Company Top 10 Portfolio Companies 19% Top 25 Portfolio Companies 40% Remaining 140 Portfolio Companies 60% Avg. Size 0.6% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Floating, 99% Fixed, 1% Software 28% Specialty Retail 8% Diversified Consumer Services 8% Insurance 6%Commercial Services & Supplies 6% Healthcare Technology 5% Automobiles 5% Hotels, Restaurants & Leisure 4% 24 industries below 3% * Junior Debt represents an amount less than 1%

8 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 11.7% 12.3% 12.8% 12.8% 12.5% 12.2% 12.0% 10.9% 11.4% 11.9% 12.5% 12.5% 12.2% 11.8% 11.6% 10.6% 4.9% 5.0% 5.1% 4.6% 4.3% 4.0% 3.8% 3.2% 6.8% 7.3% 7.7% 8.2% 8.2% 8.2% 8.2% 7.7% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month Secured Overnight Financing Rate (“SOFR”) March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% Portfolio Highlights - Economic Analysis

9 Portfolio Highlights - Portfolio Ratings – Over 99% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of December 31, 2024, and there were no portfolio company investments on non-accrual. Internal Performance Ratings (% of Portfolio at Fair Value) At Fiscal Year End At Quarter End Rating 2022 2023 2024 December 31, 2024 5 2.7% 0.0% 0.1% 3.9% 4 97.3% 99.8% 99.4% 95.7% 3 0.0% 0.2% 0.5% 0.4% 2 0.0% 0.0% 0.0% 0.0% 1 0.0% 0.0% 0.0% 0.0%* Grand Total 100.0% 100.0% 100.0% 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * Represents an amount less than 0.1%

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	As of December 31, 2023 (unaudited)	March 31, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2024 (audited)	December 31, 2024 (unaudited)
Assets					
Investments, at fair value	$646,541	$821,230	$1,130,448	$1,311,001	$1,532,666
Cash, cash equivalents and foreign currencies	7,209	20,149	16,441	9,194	12,220
Restricted cash, cash equivalents and foreign currencies	—	1,078	37,239	25,653	27,592
Other assets	7,929	9,554	16,954	21,836	15,615
Total Assets	$661,679	$852,011	$1,201,082	$1,367,684	$1,588,093
Liabilities and Net Assets					
Debt	$179,969	$391,075	$658,445	$691,985	$804,428
Unamortized debt issuance costs	(1,342)	(2,802)	(2,809)	(7,871)	(6,951)
Other short-term borrowings	149,812	28,104	—	—	—
Interest payable	5,332	6,297	10,568	12,293	14,370
Distributions payable	4,370	15,617	14,380	15,502	14,798
Management and incentive fees payable	615	930	3,957	4,521	5,061
Other liabilities[1]	901	643	9,079	1,052	1,136
Total Liabilities	339,657	439,864	693,620	717,482	832,842
Total Net Assets	322,022	412,147	507,462	650,202	755,251
Total Liabilities and Net Assets	661,679	852,011	1,201,082	1,367,684	1,588,093
Net Asset Value per Share	$15.00	$15.00	$15.00	$15.00	$15.00
GAAP Leverage	1.04x	1.03x	1.32x	1.08x	1.08x
GAAP debt-to-equity, net[2]	1.00x	0.97x	1.27x	1.05x	1.05x
Asset coverage	196.1%	196.9%	175.9%	192.3%	192.2%
Common shares outstanding	21,468,147	27,476,502	33,830,794	43,346,830	50,350,055

1. As of June 30, 2024, Other liabilities includes $8.2 million of capital call proceeds received in advance.
2. GAAP debt-to-equity, net is calculated as (a) total debt, including other short-term borrowings, reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended December 31, 2023 (unaudited)	March 31, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2024 (unaudited)	December 31, 2024 (unaudited)
Investment Income					
Interest income	$15,466	$22,898	$28,315	$36,359	$37,797
Dividend income	32	43	45	61	161
Fee income	48	96	118	173	114
Total Investment Income	$15,546	$23,037	$28,478	$36,593	$38,072
Expenses					
Interest and other debt financing expenses	$5,579	$8,214	$10,942	$13,450	$14,808
Base management fee, net of waiver	615	929	1,204	1,548	1,811
Incentive fee, net of waiver	—	—	1,575	2,094	2,056
Incentive fee – capital gains	—	—	1,178	(298)	316
Other operating expenses	424	491	576	661	899
Total Expenses	6,618	9,634	15,475	17,455	19,890
Excise tax	15	10	—	—	—
Net Investment Income after tax	$8,913	$13,393	$13,003	$19,138	$18,182
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($4)	$30	($51)	$210	$136
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	1,100	6,158	5,144	1,926	1,974
Net gain (loss) on investments and foreign currency transactions	1,096	6,188	5,093	2,136	2,110
Net increase/(decrease) in net assets resulting from operations	$10,009	$19,581	$18,096	$21,274	$20,292
Per Share Data[1]					
Earnings/(loss) per weighted average share	$0.61	$0.84	$0.63	$0.54	$0.46
Net investment income per weighted average share	$0.54	$0.58	$0.45	$0.48	$0.41
Distributions declared per share[2]	$0.61	$0.82	$0.63	$0.51	$0.47
Weighted average common shares outstanding	16,495,525	23,316,356	28,881,498	39,644,223	44,111,474

1. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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12 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. The 16.2% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending December 31, 2024. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 1.0% 1.0% 2.7% 4.7% 4.4% 4.4% 4.1% 5.7% 4.2% 3.6% 3.1% Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Investors in GBDC 4 have achieved a 16.2% IRR on NAV1 Avg. 3.5%

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $12.2 million as of December 31, 2024.
- Restricted cash and cash equivalents totaled $27.6 million as of December 31, 2024. Restricted cash is held pursuant to our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility.

Capital Subscriptions

- As of December 31, 2024, we had total investor capital subscriptions of $1,062 million and contributed capital of $737 million (69.4% called capital ratio).
- During the quarter ended December 31, 2024, we issued one capital call for proceeds totaling $100.9 million.
- In addition, after quarter end, we issued one capital call for proceeds totaling $7.5 million.

Debt Facilities – Availability

- PNC Facility - As of December 31, 2024, subject to leverage and borrowing base restrictions, we had $76.5 million of remaining commitments and $1.4 million of availability on this $250.0 million revolving credit facility.
- Deutsche Bank Credit Facility - As of December 31, 2024, subject to leverage and borrowing base restrictions, we had $2.8 million of remaining commitments and $1.0 million of availability on this $300.0 million revolving credit facility.
- BNP Credit Facility - As of December 31, 2024, subject to leverage and borrowing base restrictions, we had $416.3 million of remaining commitments and $200.1 million of availability on this $750.0 million revolving credit facility.
- Adviser Revolver - As of December 31, 2024, we had $100.0 million of remaining commitments and availability on our $100.0 million unsecured line of credit with GC Advisers.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate
PNC Facility	$250,000	$173,500	$76,500	N/A	July 8, 2025	SOFR + 2.35%[2]
Deutsche Bank Credit Facility	300,000	297,231	2,769	March 28, 2027	March 28, 2030	SOFR + 2.35%
BNP Credit Facility	750,000	333,697	416,303	August 15, 2027	August 15, 2030	SOFR + 2.10%
GC Advisors Revolver	100,000	—	100,000	N/A	April 12, 2025	Applicable Federal Rate

1. Information presented is as of December 31, 2024.
2. The PNC Facility will bear interest at the applicable base rate plus a margin ranging from 2.15% to 2.45%, depending on the degree of uncalled capital commitments coverage of the PNC Facility's borrowing base versus the assets securing the facility.

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14 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 3, 2023 October 20, 2023 October 2023 12,178,965.292 December 27, 2023 $0.1891 $2,302 November 17, 2023 November 20, 2023 November 2023 16,612,333.652 December 27, 2023 0.2009 3,337 November 17, 2023 December 15, 2023 December 2023 19,500,939.882 February 20, 2024 0.2240 4,370 Total for Quarter Ended December 31, 2023 $0.6140 $10,009 November 17, 2023 January 19, 2024 January 2024 21,468,146.606 March 19, 2024 $0.1847 $3,964 February 2, 2024 February 26, 2024 February 2024 24,474,343.702 May 21, 2024 0.2376 5,816 February 2, 2024 March 15, 2024 March 2024 24,474,343.702 May 21, 2024 0.4005 9,801 Total for Quarter Ended March 31, 2024 $0.8228 $19,581 February 2, 2024 April 19, 2024 April 2024 27,476,502.077 June 18, 2024 $0.1353 $3,716 May 3, 2024 May 27, 2024 May 2024 27,674,383.230 August 21, 2024 0.3066 8,486 May 3, 2024 June 21, 2024 June 2024 30,776,321.652 August 21, 2024 0.1915 5,894 Total for Quarter Ended June 30, 2024 $0.6334 $18,096 May 3, 2024 July 19, 2024 July 2024 36,885,266.850 September 18, 2024 $0.1565 $5,772 August 2, 2024 August 27, 2024 August 2024 43,271,387.075 November 19, 2024 0.1678 7,262 August 2, 2024 September 17, 2024 September 2024 43,271,387.075 November 19, 2024 0.1904 8,240 Total for Quarter Ended September 30, 2024 $0.5147 $21,274 August 2, 2024 October 15, 2024 October 2024 43,346,830.170 December 18, 2024 $0.1267 $5,494 November 14, 2024 November 15, 2024 November 2024 43,346,830.170 January 8, 2025 0.1488 6,449 November 14, 2024 December 13, 2024 December 2024 43,551,339.102 February 18, 2025 0.1917 8,349 Total for Quarter Ended December 31, 2024 $0.4672 $20,292

15 Common Stock and Distribution Information (cont’d) Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 14, 2024 January 17, 2025 January 20251 50,938,518.774 March 18, 2025 TBD TBD February 3, 2025 February 26, 2025 February 20252 TBD May 21, 2025 TBD TBD February 3, 2025 March 17, 2025 March 20253 TBD May 21, 2025 TBD TBD February 3, 2025 April 18, 2025 April 20254 TBD June 17, 2025 TBD TBD 1. On November 14, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2025 through January 31, 2025 and the payment of this distribution is $15.00 per share. 2. On February 3, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of February 28, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period February 1, 2025 through February 28, 2025 and the payment of this distribution is $15.00 per share. 3. On February 3, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of March 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period March 1, 2025 through March 31, 2025 and the payment of this distribution is $15.00 per share. 4. On February 3, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2025 through April 30, 2025 and the payment of this distribution is $15.00 per share.